UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2018

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On January 5, 2018 Dr. Elazar Rabbani was re-elected to the Board of Directors of Enzo Biochem, Inc. (the “Company”) as a Class III Director at the Enzo Biochem, Inc. Annual Meeting of Shareholders.

Dr. Rabbani is an Enzo Biochem founder and has served as the Company’s Chairman of the Board and Chief Executive Officer since its inception in 1976 and Secretary since November 25, 2009. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the Company’s pioneering patents covering a wide range of technologies and products. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 5, 2018. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1. Election of the nominee listed below to serve as Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified:

Nominee	Votes For	Withhold	Abstentions	Broker Non-Vote
Elazar Rabbani, Ph.D.	32,994,400	2,212,033	N/A	7,865,886

2. Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

Votes for	24,672,727
Votes against	10,017,211
Abstentions	516,495
Broker Non-Votes	7,865,886

3. Approve, in a nonbinding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers:

Votes for
One Year	30,437,059
Two Years	60,868
Three Years	3,637,954
Votes against	N/A
Abstentions	1,070,552
Broker Non-Votes	7,865,886

4. Approve, in a nonbinding advisory vote, an amendment and restatement of the Company’s 2011 Incentive Plan, including an increase in the number of shares of common stock authorized for grant under such plan from up to 3,000,000 common shares to up to 5,000,000 common shares:

Votes for	32,672,345
Votes against	2,016,533
Abstentions	517,555
Broker Non-Votes	7,865,886

5. Ratification of the Company’s appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2018:

Votes for	42,280,922
Votes against	739,928
Abstentions	51,469
Broker non-votes.	-0-

On the basis of the above votes, (i) the nominee listed above was elected to serve as a Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified; (ii) the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was approved; (iii) a majority of votes were cast in favor of a one year frequency with respect to the proposal to approve, in a nonbinding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers; (iv) the proposal to approve, in a non binding advisory vote, an amendment and restatement of the Company’s 2011 Incentive Plan, including an increase in the number of shares of common stock authorized for grant under such plan from up to 3,000,000 common shares to up to 5,000,000 common shares was approved; and (v) the proposal to ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2018 was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2011 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 9, 2018	By:	/s/ Barry W. Weiner
Barry W. Weiner
President